JANICE M. MURRAY   (099996)
ROBERT A. FRANKLIN   (091653)
MURRAY & MURRAY
A Professional Corporation
19330 Stevens Creek Blvd.
Cupertino, CA 95014-2526
(650) 852-9000;  (408) 907-9200
(650) 852-9244  (Facsimile)

Attorneys for Debtor


                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                             SAN FRANCISCO DIVISION


In re:                                        )  Case No. 01-32123 SFC11
                                              )
At Comm Corporation, a Delaware corporation   )  Chapter 11
aka @Comm Corporation,                        )
fka Xiox Corporation                          )  Date:  December 20, 2002
                                              )  Time:  11:00 a.m.
                                    Debtor.   )  Place: 235 Pine Street,
                                              )         23rd Floor
                                              )         San Francisco, CA  94104
EIN:  95-3824750                              )  Judge: The Honorable Thomas
                                              )         E. Carlson
----------------------------------------------


                  DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION

                            (Dated November 12, 2002)


                                TABLE OF CONTENTS

                                                                                                                    Page
1.   INTRODUCTION.....................................................................................................1

2.   DEFINITIONS......................................................................................................2

3.   DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS...................................................................9

     3.1     Class 1..................................................................................................9
     3.2     Class 2..................................................................................................9
     3.3     Class 3..................................................................................................9
     3.4     Class 4..................................................................................................9
     3.5     Class 5..................................................................................................9
     3.6     Class 6..................................................................................................9
     3.7     Class 7..................................................................................................9
     3.8     Class 8..................................................................................................9
     3.9     Class 9..................................................................................................9

4.   TREATMENT OF UNCLASSIFIED CLAIMS.................................................................................9

     4.1     Allowed Administrative Claims............................................................................9
     4.2     Tax Claims..............................................................................................10

5.   TREATMENT OF CLAIMS AND INTERESTS NOT IMPAIRED UNDER THE PLAN...................................................10
     5.1     Class 1 Claims (Priority Claims)........................................................................10
     5.2     Class 2 Claims (Current Employee Claims)................................................................11
6.   TREATMENT OF CLASSES OF CLAIMS AND INTERESTS THAT ARE IMPAIRED UNDER THE PLAN...................................11
     6.1     Class 3 Claims (WARN Act Claims)........................................................................11
     6.2     Class 4 Claims (Allowed Unsecured Claims of $3,000 or Less).............................................11
     6.3     Class 5 Claims (Allowed Unsecured Claims Greater than $3,000)...........................................11
     6.4     Class 6 Interests (Old Series B Preferred Stock)........................................................12
     6.5     Class 7 Interests (Old Series C Preferred Stock)........................................................12
     6.6     Class 8 Interests (Old Common Stock)....................................................................12
     6.7     Class 9 Interests (Old Options and Warrants)............................................................12
7.   MEANS FOR IMPLEMENTATION OF THE PLAN............................................................................13
     7.1     Fund I..................................................................................................13
     7.2     Fund II.................................................................................................13
     7.3     New Preferred Stock.....................................................................................13
     7.4     New Common Stock........................................................................................14
     7.5     Employee Stock..........................................................................................15


     7.6     Equity Structure After the Effective Date...............................................................15
     7.7     Sale of the Reorganized Company.........................................................................15
     7.8     Management Contracts....................................................................................16
     7.9     Funds on the Effective Date.............................................................................17
     7.10    Distributions Under the Plan............................................................................17
     7.11    Unclaimed Distributions.................................................................................17
     7.12    Operations of the Reorganized Company...................................................................18
     7.13    Board of Directors of the Reorganized Company...........................................................18
     7.14    Conditions to Confirmation..............................................................................18
     7.15    Conditions to the Effective Date........................................................................19
     7.16    Waiver of Conditions to Confirmation and Conditions to the Effective Date...............................19
     7.17    Responsible Person......................................................................................20
     7.18    Expedited Procedure for Compromise of Controversy, Sale or Abandonment..................................21
     7.19    Corporate Formalities...................................................................................21
     7.20    Compensation and Reimbursement of Professionals.........................................................21
     7.21    Amendment of Charter to Prohibit the Issuance of Non-Voting Equity Securities...........................22
     7.22    Further Orders..........................................................................................22
8.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................................................................22
     8.1     Treatment of Executory Contracts and Unexpired Leases...................................................22
     8.2     Assumption of Executory Contracts.......................................................................22
     8.3     Effect of Assumption of Executory Contracts and Unexpired Leases........................................22
     8.4     Adding and Removing Executory Contracts and Unexpired Leases............................................23
     8.5     Default.................................................................................................23
     8.6     Rejection of Executory Contracts and Unexpired Leases...................................................23
     8.7     Treatment of Executory Contracts and Unexpired Leases...................................................23
     8.8     Rejection Claims........................................................................................24
9.   PROOFS OF CLAIM; OBJECTIONS.....................................................................................24
     9.1    Time for Filing Proofs of Claim..........................................................................24
     9.2    Evidence of Claim........................................................................................24
     9.3    Time for Filing Objections...............................................................................24
     9.4    Disputed Claims; Reserve Accounts........................................................................24
     9.5    Distributions............................................................................................24
10.  RESERVATION OF POWERS...........................................................................................25
11.  PRESERVATION OF CLAIMS AND RIGHTS...............................................................................25
12.  WAIVER..........................................................................................................25
13.  MODIFICATION OF THE PLAN........................................................................................25



14.  REQUEST FOR CONFIRMATION.......................................................................................26

15.  RETENTION OF JURISDICTION......................................................................................26

16.  EFFECT OF CONFIRMATION.........................................................................................27

     16.1   Binding Effect..........................................................................................27
     16.2   Vesting of Property.....................................................................................27
     16.3   Discharge...............................................................................................28
     16.4   Injunction and Release..................................................................................28
     16.5   Termination of Stock Interests..........................................................................28
     16.6   Judgments Null and Void.................................................................................28

17.  CHAPTER 11 POST-CONFIRMATION REPORTS AND FINAL DECREE..........................................................28
     17.1   Post-Confirmation Reports...............................................................................28
     17.2   Service of Reports......................................................................................29
     17.3   Final Decree............................................................................................29

18.  MISCELLANEOUS..................................................................................................29
     18.1   Headings................................................................................................29
     18.2   Singular/Plural.........................................................................................29
     18.3   Gender..................................................................................................29
     18.4   Revocation and Withdrawal...............................................................................29
     18.5   Notices.................................................................................................30
     18.6   Reservation of Rights...................................................................................30
     18.7   Computation of Time Periods.............................................................................31

         At Comm Corporation, a Delaware corporation ("At Comm", the "Debtor" or the "Company") proposes this Plan of Reorganization (the "Plan") pursuant to the provisions of Chapter 11 of the Bankruptcy Code.

                                 1. INTRODUCTION

         1.1 On August 15, 2001, the Debtor filed its Voluntary Petition under Chapter 11 of the Bankruptcy Code. Chapter 11 sets forth the rules and procedures under which financially distressed entities may be reorganized pursuant to a plan of reorganization presented to creditors and stockholders for consideration and approval. Confirmation of the Plan is the culmination of that process.

         1.2 This Plan sets forth a proposal for the satisfaction, discharge and/or cancellation of all Claims against and Interests in the Debtor. With this Plan, Creditors and Equity Security Holders will receive a Disclosure Statement that provides information concerning the Debtor and the Plan. The Disclosure Statement includes a summary of the Debtor's history, a summary of the Debtor's assets and liabilities, a description of significant events during the Chapter 11 case, a description of what Creditors and Interest holders will receive under the Plan, and a summary of the procedures and voting requirements necessary for confirmation (approval) of the Plan. You should thoroughly review both the Plan and the Disclosure Statement before deciding whether you will accept or reject the Plan.

         1.3 This Plan is the result of extensive negotiations with the Official Unsecured Creditors' Committee appointed by the Bankruptcy Court. This Plan is endorsed by the Committee.

         1.4 CREDITORS WISHING TO VOTE ON THE PLAN SHOULD COMPLETE THE BALLOT PROVIDED AND RETURN IT NO LATER THAN 5:00 O'CLOCK P.M., PACIFIC STANDARD TIME, ON DECEMBER 13, 2002 TO:

                                 Murray & Murray
                           A Professional Corporation
                          Attn: Janice M. Murray, Esq.
                            19330 Stevens Creek Blvd
                        Cupertino, California 95014-2526

IF YOUR BALLOT IS NOT RECEIVED AT THE ABOVE ADDRESS BY 5:00 O'CLOCK P.M., PACIFIC STANDARD TIME, ON DECEMBER 13, 2002, IT MAY NOT BE CONSIDERED. BALLOTS WHICH ARE RETURNED BUT NOT PROPERLY EXECUTED WILL NOT BE CONSIDERED. BALLOTS WHICH ARE EXECUTED BUT WHICH FAIL TO INDICATE EITHER ACCEPTANCE

OR REJECTION OF THE PLAN WILL BE CONSIDERED AS ACCEPTING THE PLAN.

                                 2. DEFINITIONS

         As used in the Plan, the following terms have the respective meanings specified below:

         2.1 "Administrative Claim" means a Claim for any cost or expense of administration of a kind specified in Section 503(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Bankruptcy Estate incurred on or after the Petition Date and through and including the Effective Date, any cure amounts that must be paid in connection with the assumption of any executory contract or unexpired lease of the Debtor under Section 365 of the Bankruptcy Code, Bankruptcy Fees, and allowance of compensation for legal or other services and reimbursement of expenses under Sections 330 and 331 of the Bankruptcy Code or otherwise allowed by the Bankruptcy Court.

         2.2 "Allowed" or "Allowed Amount" means the amount in which any Claim is allowed. Unless otherwise expressly required by the Bankruptcy Code or the Plan, the Allowed Amount of any Claim does not include interest on such Claim from or after the Petition Date.

         2.3 "Allowed Administrative Claim" means all or any portion of an Administrative Claim that has either been (i) allowed by a Final Order or (ii) has not been objected to within the time period established by the Plan or by an order of the Bankruptcy Court.

         2.4 "Allowed Claim" means a Claim (a) which is an Allowed Claim pursuant to the terms of the Plan; (b) with respect to which a Proof of Claim has been filed with the Bankruptcy Court within the time ordered by the Bankruptcy Court, or if no time is ordered by the Bankruptcy Court, within the time prescribed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or by Local Rules, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; (c) which has been listed on Schedule D, E or F of the Debtor's Schedules filed with the Bankruptcy Court pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007(b), as may be amended, (the "Schedules"), and is not listed as disputed, contingent, unliquidated or unknown as to amount and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; or (d) which is Allowed by a Final Order of the Bankruptcy Court. No Claim shall be considered an Allowed

Claim if an objection to the allowance thereof is interposed by the Debtor or other party in interest within the time fixed by the Plan or the Bankruptcy Court, and such objection has not been denied by a Final Order of the Bankruptcy Court.

         2.5 "Allowed  Interest" means the Interest of an Equity Security Holder
(a) which is an Allowed Interest pursuant to the terms of the Plan; (b) in respect to which a Proof of Interest has been filed with the Bankruptcy Court within the time ordered by the Bankruptcy Court, or if no time is ordered by the Bankruptcy Court, within the time prescribed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or by Local Rules, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; or (c) which has been listed on the Debtor's List of Equity Security Holders filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(a)(3), as may be amended, (the "List of Equity Security Holders"), and is not listed as disputed, contingent, unliquidated or unknown as to class or amount. No Interest shall be considered an Allowed Interest if an objection to the allowance thereof is interposed by the Debtor or other party in interest within the time fixed by the Plan or the Bankruptcy Court, and such objection has not been denied by a Final Order of the Bankruptcy Court.

         2.6  "Allowed  Unsecured  Claim" means any Allowed  Claim,  including a
Rejection Claim, but excluding Allowed Administrative Claims, Operational Administrative Claims, Priority Claims, Tax Claims, Current Employee Claims and WARN Act Claims.

         2.7 "Avoidance Claims" means any claims for relief of the Debtor arising under (i) any of Sections 542, 543, 544, 545, 546, 547, 548, 549, 550
and 553 of the Code; or (ii) law or equity by virtue of decisional law, rule, regulation or statute under any other applicable state or federal law.

         2.8 "Ballot" means the form distributed to holders of Claims on which an acceptance or rejection of the Plan is to be stated.

         2.9 "Bankruptcy Case" or "Case" means the bankruptcy case commenced by the Debtor's filing with the Bankruptcy Court of a Voluntary Petition under Chapter 11 of the Bankruptcy Code.

         2.10 "Bankruptcy Code" or "Code" means Title 11 of the United States Code and also includes Sections 157, 158, 1334, 1408-1412, and 1452 of Title 28 of the United States Code.

         2.11 "Bankruptcy Court" or "Court" means the United States Bankruptcy Court for the Northern District of California, San Francisco Division, having jurisdiction over the Bankruptcy Case and, to the extent of any reference made pursuant to 28 U.S.C. ss.157(a) and Local Rule 5011-1, the unit of such District Court constituted pursuant to 28 U.S.C. ss.151, commonly referred to as the United States Bankruptcy Court for the Northern District of California, San Francisco Division, and any other courts or panels having competent jurisdiction to hear the Bankruptcy Case or appeals from orders entered therein.

         2.12 "Bankruptcy Estate" means the estate created by the commencement of the Bankruptcy Case and comprised of the property described in Section 541 of the Bankruptcy Code.

         2.13 "Bankruptcy Fees" mean the quarterly fees payable under Section 1930 of Title 28 of the United States Code.

         2.14 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated under 28 U.S.C. ss. 2075, as amended, as applicable to this Bankruptcy Case.

         2.15 "Business Day" means a day which is not a Saturday, a Sunday, or a legal holiday.

         2.16 "Claim" means any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, from the Debtor, whether or not such right to payment or right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         2.17 "Claimant" means the holder of a Claim.

         2.18 "Claims Bar Date" means December 17, 2001, the deadline for filing, when required, proofs of Claim in the Bankruptcy Case; provided, however, that the deadline for filing proofs of Claim by a governmental unit shall be the Governmental Unit Claims Bar Date.

         2.19 "Class" means a category or group of holders of Claims or Interests as designated pursuant to the Plan.

         2.20 "Class A Common Stock" means that class of shares of common stock of the Reorganized Company to be issued to management, employees and consultants of the Reorganized Company pursuant to stock purchase agreements and upon the exercise of options to purchase common stock of the Reorganized Company.

         2.21 "Class B Common Stock" means that class of shares of common stock of the Reorganized Company to be issued to the holders of Class 5 Claims and to be issued upon the conversion of the New Preferred Stock.

         2.22 "Company" or "Debtor" means At Comm Corporation, a Delaware corporation.

         2.23 "Confirmation" means the entry by the Bankruptcy Court of the Confirmation Order.

         2.24 "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order.

         2.25   "Confirmation   Hearing"  means  the  hearing  held  before  the
Bankruptcy Court in which the Debtor will seek Confirmation of this Plan, including any and all adjournments thereof.

         2.26 "Confirmation Order" means the order entered by the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

         2.27 "Creditor" means any entity holding a Claim against the Debtor.

         2.28 "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in this Chapter 11 case pursuant to Section 1102 of the Bankruptcy Code as presently or subsequently constituted.

         2.29 "Current Employee Claims" means Claims by current employees of the Debtor for paid time off, accrued before or after the Petition Date but unpaid as of Confirmation.

         2.30 "Debtor's Professionals" collectively means attorneys, accountants and such other professionals whose employment by the Debtor is approved by order of the Bankruptcy Court and/or their successors, if any; and, following the Effective Date, any professionals engaged by the Reorganized Company to represent or assist it in fulfilling the duties and obligations of the Reorganized Company under the Plan after the Effective Date, including, without limitation, administering the Plan, the Bankruptcy Case and the Bankruptcy
Estate, reviewing Claims and Interests, objecting to Disputed Claims and Disputed Interests as appropriate, supervising the preparation and filing of the Debtor's final tax returns, and closing the Bankruptcy Case. The employment and compensation of professionals by the Reorganized Company after the Effective Date shall not be subject to the approval of the Bankruptcy Court.

         2.31  "Disclosure   Statement"  means  that  informational   disclosure
statement issued by the

Debtor pursuant to Section 1125 of the Bankruptcy Code and accompanying this Plan, and which has heretofore been approved by the Bankruptcy Court pursuant to the Order Approving Disclosure Statement.

         2.32 "Disputed Claim" means a Claim against the Debtor (a) that has been listed in the Debtor's Schedules as disputed, contingent or unliquidated, or; (b) as to which an objection or adversary proceeding has been filed within the time fixed by the Bankruptcy Court and which objection or adversary proceeding has not been withdrawn or disposed of by a Final Order of the Bankruptcy Court.

         2.33 "Disputed Claims Reserve Account" means a segregated interest-bearing account maintained and administered by the Debtor at a depository approved by the Office of the United States Trustee for the purpose of holding cash payments attributable to Disputed Claims.

         2.34 "Disputed Interest" means an Interest in the Debtor (a) that has been listed on the List of Equity Security Holders (as may be amended) as disputed, contingent or unliquidated, or (b) as to which an objection or adversary proceeding has been filed within the time fixed by the Bankruptcy Court and which objection or adversary proceeding has not been withdrawn or disposed of by a Final Order of the Bankruptcy Court.

         2.35 "Distribution(s)" means, as the context requires: (a) the cash or stock to be provided under the Plan to the holders of Allowed Claims; or (b) the payment, transfer, delivery or deposit of cash or stock to Creditors pursuant to the Plan.

         2.36   "Distribution   Date"   means  the  date  of   commencement   of
Distribution(s) under the Plan.

         2.37 "Effective Date" means the first business day which is eleven (11) calendar days after the Confirmation Date.

         2.38 "Equity Security" means (a) a share in the Debtor, whether or not transferable or denominated "stock", or similar security; or (b) a warrant or right (other than a right to convert) to purchase, sell, or subscribe to a share, security, or interest of a kind specified in subparagraph (a) of this section.

         2.39 "Equity Security Holder" means a holder of record, or if appropriate, the beneficial owner, of any Equity Security of the Debtor as of the close of business on the Effective Date.

         2.40 "Final Order" means an order entered on the docket by the Bankruptcy Court which is no longer subject to appeal, certiorari proceedings or other proceedings for review or rehearing, and as to which no appeal, certiorari proceedings, or other proceedings for review or rehearing are pending.

         2.41 "Fund I" means a fund to be established and specifically designated for the payment of cash distributions to the holders of Class 4 Claims.

         2.42 "Fund II" means a fund to be established and specifically designated for the payment of cash distributions to the holders of Class 5 Claims.

         2.43 "Governmental Unit Claims Bar Date" means February 11, 2002, the deadline for filing proofs of Claim by a governmental unit.

         2.44 "Interest" means the rights and property interests represented by an Equity Security of the Debtor.

         2.45 "Local Rules" means the Local Rules of the United States District Court for the Northern District of California, as amended, as applicable to this Bankruptcy Case.

         2.46 "New Common Stock" means the new shares of Class A Common Stock and Class B Common Stock to be issued pursuant to the Plan.

         2.47 "New Preferred Stock" means the new shares of Series 1 preferred stock of the Reorganized Company to be issued pursuant to the Plan.

         2.48 "Old Common Stock" means shares of common stock of the Debtor which are issued and outstanding on the Effective Date.

         2.49 "Old Series B Preferred Stock" means the shares of Class B preferred stock of the Debtor which are issued and outstanding on the Effective Date.

         2.50 "Old Series C Preferred Stock" means the shares of Class C preferred stock of the Debtor which are issued and outstanding on the Effective Date.

         2.51 "Old Options and Warrants" means options, warrants and/or rights to acquire any capital stock of the Debtor which are issued and outstanding on the Effective Date.

         2.52 "Operational Administrative Claims" means those Administrative Claims incurred by the Debtor in the operation of its business in the ordinary course from the Petition Date through and including the Confirmation Date, but excluding all other Administrative Claims, regardless of purpose.

         2.53 "Order Approving Disclosure Statement" means the Order Approving Disclosure Statement, Fixing Time for Hearing on Confirmation of the Plan, and Fixing Time for Submitting Acceptances or Rejections of the Plan, and Filing Objections to Confirmation of the Plan entered by the Bankruptcy Court with respect to the Debtor's Disclosure Statement, a copy of which accompanies this Plan.

         2.54 "Petition Date" means August 15, 2001, the date on which this Bankruptcy Case was commenced.

         2.55  "Plan"  means  this  Plan  of   Reorganization,   including   any
modification(s) hereof and/or amendment(s) hereto that comply with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

         2.56 "Priority Claim" means any Allowed Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, but not including Administrative Claims, Operational Administrative Claims, Tax Claims, Current Employee Claims and WARN Act Claims.

         2.57 "Pro Rata" means the ratio that an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in such Class.

         2.58 "Rejection Claim" means an Allowed Unsecured Claim arising from the Debtor's rejection of an unexpired lease or executory contract pursuant to the Plan or pursuant to an order of the Bankruptcy Court.

         2.59 "Reorganized Company" means the Debtor on and after the Effective Date.

         2.60 "Responsible Person" means the individual designated by the Debtor or the Reorganized Company under the Plan, or as otherwise designated by order of the Bankruptcy Court, to assist the Reorganized Company in (a) fulfilling the duties and obligations of the Reorganized Company under the Plan, and (b) fully administering the Bankruptcy Estate as required by the Plan, the Confirmation Order, the Bankruptcy Code and the Bankruptcy Rules, which duties and obligations include, without limitation, the facilitation of Distributions pursuant to the Plan, reviewing Claims and Interests, objecting to Disputed Claims and Disputed Interests, supervising the preparation and filing of the Debtor's final tax returns and closing the Bankruptcy Case.

         2.61 "Tax Claim" means any Allowed Claim against the Debtor entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         2.62 "U. S. Trustee" means the office of the United States Trustee for Region 17 of the United States.

         2.63 "WARN Act Claims" mean Allowed Claims approved pursuant to that certain Settlement Agreement Concerning WARN Act Class Claims approved by the Court on September 6, 2002.

         A term used in the Plan that is not herein defined but is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules.

                3. DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

         The Allowed Claims against and Allowed Interests in the Debtor are designated and classified below for purposes of the Plan. Except to the extent the Plan provides otherwise, a Claim or Interest that is properly includable in more than one Class is classified in a particular Class only to the extent that it qualifies within the description of that Class, and is placed in a different Class to the extent it qualifies within the description of such different Class.

       3.1   Class 1. Priority Claims.
       3.2   Class 2. Current Employee Claims.
       3.3   Class 3. WARN Act Claims.
       3.4   Class 4. Allowed Unsecured Claims of $3,000 or less.
       3.5   Class 5. Allowed Unsecured Claims greater than $3,000.
       3.6 Class 6. All Interests based on shares of Old Series B Preferred Stock of the Debtor.
       3.7 Class 7. All Interests based on shares of Old Series C Preferred Stock of the Debtor.
       3.8 Class 8. All Interests based on shares of Old Common Stock of the Debtor.
       3.9   Class 9. All Interests of the holders of Old Options and Warrants.

                       4. TREATMENT OF UNCLASSIFIED CLAIMS

         Unclassified Claims shall be treated as follows:

         4.1 Allowed Administrative Claims. Except to the extent that the holder of a particular

Administrative Claim has agreed to a different treatment of such Claim, each holder of an Allowed Administrative Claim shall receive payment of such Claim, in cash, in full, upon the latest of (i) the Effective Date, (ii) if such Claim is a Disputed Claim, upon allowance of such Claim by a Final Order of the Bankruptcy Court, (iii) if such Claim is incurred after the Petition Date in the ordinary course of the Debtor's business, within such time as payment is due pursuant to the terms giving rise to such Claim, or (iv) such other time as may be agreed to by the holder of such Claim. Notwithstanding the foregoing, Operational Administrative Claims will be paid in full in the ordinary course after the Effective Date out of the operations of the Reorganized Company. Any request for allowance of an Administrative Claim pursuant to Section 503(a) of the Bankruptcy Code, other than by the Debtor's Professionals and the U.S. Trustee, must be filed within twenty (20) days following the Effective Date or the holder of such Claim will be forever barred from asserting such Claim or receiving any payment on account of such Claim. Bankruptcy Fees shall be paid by the Debtor to the U.S. Trustee, for deposit into the Treasury, for each quarter (including any fraction thereof) until this Case is converted, dismissed or closed pursuant to a final decree, as required by 28 U.S.C. ss. 1930(a)(6).

         4.2 Tax Claims. Allowed Tax Claims shall be paid in cash in not less than quarterly installments commencing on the next quarterly payment date after the Effective Date sufficient to pay such Claims with interest in full over a period not exceeding six (6) years after date of assessment. Quarterly payment dates shall be March 31, June 30, September 30 and December 31 of each year. However, in no event shall the holder of a Tax Claim be paid prior to the payment in full or reservation for Allowed Claims entitled to priority pursuant to Section 507(a)(1) through (a)(7) of the Bankruptcy Code.

                    5. TREATMENT OF CLAIMS AND INTERESTS NOT
                             IMPAIRED UNDER THE PLAN

         The following Classes of Claims are not impaired under the Plan for the reasons hereinafter set forth:

         5.1 Class 1 Claims (Priority Claims). The holders of Class 1 Claims are not impaired under the Plan as the Plan provides that each holder of a Claim in Class 1 shall receive payment in cash in full on the Effective Date.

         5.2 Class 2 Claims (Current Employee Claims). The holders of Class 2 Claims are not impaired under the Plan as the Plan leaves their legal, equitable and contractual rights unaltered in that they shall receive their accrued time off in the ordinary course of business in satisfaction of their claims.

         All other Classes of Claims and Interests are impaired under the Plan.

                 6. TREATMENT OF CLASSES OF CLAIMS AND INTERESTS
                        THAT ARE IMPAIRED UNDER THE PLAN

         The following Classes of Claims and Interests are impaired under the Plan, and shall be treated as follows:

         6.1 Class 3 Claims (WARN Act Claims). The holders of Class 3 Claims as a Class shall receive the following:

                  (a) An allowed Priority Claim in the total aggregate amount of $15,000 to be shared equally by the holders of Class 3 Claims, approximately$137 per Class 3 Claimant, to be paid on the Effective Date of the Plan.

                  (b) $25,000 to be paid to the law firm of Lankenau & Miller, Class counsel for Class 3 Claimants.

                  (c) An allowed unsecured Claim in the total aggregate amount of $120,000, to be shared equally by the holders of Class 3 Claims, approximately $1,100 per Claimant. Said unsecured Claims will be treated as Class 4 Claims and will receive a 30% distribution, or approximately $330 per Claimant within thirty (30) days following the Effective Date.

                  (d) Amounts paid to holders of Class 3 Claims under Sections 6.1(a) and (c) will be subject to applicable employment taxes and withholding.

         6.2 Class 4 Claims (Allowed Unsecured Claims of $3,000 or Less). The holders of Class 4 Claims, and those Claimants electing treatment under Class 4, shall receive cash in the amount of 30% of such Claims, not to exceed $900 per Claimant, within thirty (30) days following the Effective Date. This payment is in full and final satisfaction of Class 4 Claims.

         6.3 Class 5 Claims (Allowed Unsecured Claims Greater than $3,000). The holders of Class 5 Claims will receive, Pro Rata, the following:

                  (a) $125,000 cash, provided that no cash will be paid to the holders of Class 5

Claims if the aggregate cash payments to the holders of Tax Claims, Class 1 Claims and Class 3 Claims under this Plan collectively exceed $104,000.

                  (b) Payments, due within thirty calendar days of the end of each fiscal quarter of the Reorganized Company, that will redeem the New Preferred Stock at the price of $1.00 per share and are payable in the amount of the greater of $20,000 or 20% of profits for such fiscal quarter; provided, however, that the amount payable to any one holder will be rounded down to the nearest whole dollar (as adjusted for stock splits, recapitalizations and the like). For purposes of this Section 6.3(b), "profits" are defined as revenue minus expenses, as determined in accordance with Generally Accepted Accounting Principles with "expenses" not to include the payments due pursuant to this
Section 6.3(b). The payments due under this Section 6.3(b) to any particular holder of a Class 5 Claim will cease upon the date that such Claimant no longer holds any shares of New Preferred Stock, whether due to redemption, conversion, a combination of both, or otherwise.

                  (c) 1,000,000 shares of New Preferred Stock, with each holder's Pro Rata portion rounded to the nearest whole share.

                  (d) 3,000,000 shares of Class B Common Stock, with each holder's Pro Rata portion rounded to the nearest whole share.

         6.4 Class 6 Interests (Old Series B Preferred Stock). The holders of Class 6 Interests will receive nothing under this Plan and their respective Interests will be cancelled and extinguished on the Effective Date.

         6.5 Class 7 Interests (Old Series C Preferred Stock). The holders of Class 7 Interests will receive nothing under this Plan and their respective Interests will be cancelled and extinguished on the Effective Date.

         6.6 Class 8 Interests (Old Common Stock). The holders of Class 8 Interests will receive nothing under this Plan and their respective Interests will be cancelled and extinguished on the Effective Date.

         6.7 Class 9 Interests (Old Options and Warrants). The holders of Class 9 Interests will receive nothing under this Plan and their respective Interests will be cancelled and extinguished on the Effective Date.

                     7. MEANS FOR IMPLEMENTATION OF THE PLAN

         The Plan shall be implemented on the Effective Date as follows:

         7.1 Fund I. Within thirty (30) days after the Effective Date, cash in the amount of $66,000 shall be transferred to Fund I. Payment to Fund I will be made from the cash assets of the Debtor and the Reorganized Company. Payment to the holders of Class 4 Claims, and those Claimants electing treatment under Class 4, of 30% of such Claims, not to exceed $900 per Claimant, is in full and final satisfaction of all Class 4 Claims as set forth in Section 6.2.

         7.2 Fund II. Within thirty (30) days after the Effective Date, cash in the amount of $125,000 shall be transferred to Fund II. Payment to Fund II will be made from the cash assets of the Debtor and the Reorganized Company. Pro Rata payments to the holders of Class 5 Claims will be made from Fund II as set forth in Section 6.3(a).

         7.3 New Preferred Stock. 1,000,000 shares, plus that number of shares sufficient for any additional distribution of shares due to rounding pursuant to
Section 6.3(c) above, of New Preferred Stock will be authorized and issued for the benefit of holders of Class 5 Claims. These shares will have the following terms:

                  (a) The shares of New Preferred Stock will be uncertificated and will not be transferable until the expiration of the period of two years from the Effective Date.

                  (b) Holders of shares of New Preferred Stock, except in the limited circumstances set forth in Section 7.7(d) below, may transfer their shares only upon obtaining an opinion of tax counsel to the Reorganized Company that such transfer will not cause a loss of the net operating loss carryforward of the Reorganized Company, and a restrictive legend to that effect will be set forth on any statements of share ownership provided to such shareholders.

                  (c) The beneficial owner of each share of New Preferred Stock will have one vote.

                  (d) The New Preferred Stock is convertible by the holder into shares of Class B Common Stock on a one share for one share basis at any time at the discretion of the beneficial owners, and will be automatically converted into shares of Class B Common Stock on a one share for share basis upon the vote or consent of a majority of the outstanding shares of New Preferred Stock. Any shares of New Preferred Stock converted to shares of Class B Common Stock will have the terms set forth in Section 7.4 below.

                  (e) The New Preferred Stock is redeemable at the discretion of the Reorganized Company at any time at the price of $1.00 per share, as adjusted for stock splits, stock dividends, recapitalizations and the like.

                  (f) No dividend will be payable on New Common Stock while any shares of New Preferred Stock are outstanding.

                  (g) The New Preferred Stock has a liquidation preference of $1.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) over the New Common Stock, with liquidation events to include liquidation, winding up, merger, consolidation and sale of all or substantially all of the assets of the Reorganized Company.

         7.4 New Common Stock. 6,000,000 shares, plus that number of shares sufficient for any additional distribution of shares due to rounding pursuant to Sections 6.3(c) and 6.3(d) above, of New Common Stock will be authorized, 2,000,000 shares of which will be designated Class A Common Stock and 4,000,000 shares of which will be designated Class B Common Stock and issued as follows:
3,000,000 shares will be issued for the benefit of the holders of Class 5 Claims and 1,000,000 shares will be reserved for issuance upon conversion of the New Preferred Stock. The shares of New Common Stock will have the following terms:

                  (a) The beneficial owner of each share of New Common Stock will have one vote.

                  (b) No dividend will be payable on New Common Stock while any shares of New Preferred Stock are outstanding.

                  The shares of Class A Common Stock will have the following additional term:

                  (c) Holders of shares of Class A Common Stock, except in the limited circumstances set forth in Section 7.7(d) below, may transfer their shares only upon obtaining an opinion of tax counsel to the Reorganized Company that such transfer will not cause a loss of the net operating loss carryforward of the Reorganized Company, and a restrictive legend will be placed on each stock certificate to that effect.

                  The shares of Class B Common Stock will have the following additional terms:

                  (d) All shares of Class B Common Stock, whether issued upon or after the Effective Date, will be uncertificated and will not be transferable until the expiration of the period of two years from the Effective Date.

                  (e) Holders of shares of Class B Common Stock, except in the limited circumstances set forth in Section 7.7(d) below, may transfer their shares only upon obtaining an opinion of tax counsel to the Reorganized Company that such transfer will not cause a loss of the net operating loss carryforward of the Reorganized Company, and a restrictive legend to that effect will be set forth on any statements of share ownership provided to such shareholders.

         7.5 Employee Stock. Class A Common Stock or options to purchase Class A Common Stock will be issued to management, employees or consultants on or after the Effective Date. The Chief Executive Officer of the Reorganized Company will determine the terms and allocation of any stock grants or option grants in the best interests of the Reorganized Company.

         7.6 Equity Structure After the Effective Date. Upon the Effective Date, the fully diluted outstanding capital of the Reorganized Company will be as follows:


New Preferred Stock (Series 1):                             1,000,000 shares

New Common Stock
       -     Class A Common Stock                           2,000,000 shares
       -     Class B Common Stock                           3,000,000 shares

Final Allocation
       -     Employees, management and consultants               33.33%
       -     Holders of Class 5 Claims                           66.67%

         7.7 Sale of the Reorganized Company.

                  (a) Notwithstanding the provisions of Sections 7.3 and 7.4 above, until the expiration of the period ending on the first anniversary of the Effective Date, the approval by the affirmative vote or written consent of a majority of the holders of Class A Common Stock is required to authorize or effect the sale (as defined below) of the Reorganized Company.

                  (b) Upon the closing of the sale of the Reorganized Company for aggregate consideration payable to the Reorganized Company or the stockholders of the Reorganized Company, as the case may be, equal to or greater than $5 million, ten percent (10%) of such aggregate consideration will be paid into a bonus pool for immediate and full distribution to eligible employees of the Reorganized Company. The Chief Executive Officer of the Reorganized Company in his or her sole discretion will determine the eligibility for, and the amount of, bonuses to individual employees in the best interests of the Reorganized Company.

                  (c) For purposes of this Section 7.7, a "sale" of the Reorganized Company is (i) the sale of all or substantially all of the assets of the Reorganized Company, or (ii) the acquisition of the Reorganized Company by another entity by means of a merger or other transaction, a result of which the stockholders of the Reorganized Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition.

                  (d) Notwithstanding the restrictions on transfer of the New Preferred Stock and New Common Stock set forth in Sections 7.3 and 7.4 above, an opinion of tax counsel to the Reorganized Company that a transfer will not cause a loss of the net operating loss carry forward of the Reorganized Company shall not be required in the event of a transfer of stock pursuant to a merger or other transaction as set forth in the foregoing Section 7.7(c)(ii).

         7.8 Management Contracts. William H. Welling, Robert Boyd, Iris Chiu and David Cyr will have employment contracts for a term of one year commencing on the Effective Date. These employment contracts will specify, among other things, that each of the employee's employment is terminable only for "cause" and will maintain the employee's current salary and benefit level for such one-year period; provided, however, that in addition to their salary and benefits, William H. Welling, Robert Boyd, Iris Chiu and David Cyr will be entitled to purchase, in the aggregate, 950,000 shares of Class A Common Stock upon the Effective Date (at $.01 per share). For purposes of such employment agreements, "cause" will mean that a majority of the Board of Directors of the Reorganized Company have reasonably determined that (i) there has been a material breach by such employee of the terms of the employee's employment agreement (including any policies and procedures of the Reorganized Company), provided that the employee has been notified of, and has been granted a reasonable opportunity to cure, such breach; (ii) the employee has neglected the employee's duties, provided that the employee has been notified of, and has been granted a reasonable opportunity to cure, such neglect; (iii) the employee has wrongfully misappropriated money or other assets or properties of the Reorganized Company or any subsidiary or affiliate of the Reorganized Company; or (iv) the employee has been finally judged to be guilty of any felony.

         7.9 Funds on the Effective Date. Prior to the hearing on Confirmation of the Plan, the Debtor shall have set aside cash sufficient to provide payment to the following Classes of Claims or Claimants entitled to receive, or have set aside, cash in such amounts on the Effective Date:

                  (a) Class 1 Claims (Priority Claims);

                  (b)    Administrative    Claims,    other   than   Operational
Administrative Claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code;

                  (c) All bankruptcy fees due and payable under Section 1930 of Title 28 of the United States Code;

                  (d) Obligations arising under Section 365(b)(1) of the Bankruptcy Code relating to executory contracts or unexpired leases to be assumed under this Plan and necessary to (i) cure, or provide adequate assurance of a prompt cure, of any default under such contract or lease; and (ii) compensate, or provide adequate assurance of prompt compensation to, the other party to such contract or lease, for any actual pecuniary loss to such party resulting from such default.

         7.10 Distributions Under the Plan. The Confirmation Order shall provide that the Reorganized Company or such entity as the Bankruptcy Court may designate will act as the Disbursing Agent under this Plan and will serve without bond. Fund I and Fund II shall be under the management and control of the Disbursing Agent. The Disbursing Agent shall make Distributions to holders of Allowed Claims in Classes 4 and 5 as appropriate. Notwithstanding anything to the contrary in the Plan, the Disbursing Agent shall round down all amounts for cash Distributions to the nearest whole dollar amount.

         7.11 Unclaimed Distributions. Any Distribution that remains unclaimed or unnegotiated for ninety (90) days following a Distribution or is returned for reasons other than the absence of a current or correct address (unless a current or correct address cannot be determined after reasonable inquiry) shall become the property of the Reorganized Company.

         7.12 Operations of the Reorganized Company. On the Effective Date, the Reorganized Company will be eligible to file for suspension of its public reporting requirements under the Securities Exchange Act of 1934, as amended, and intends to make this filing. The Reorganized Company will continue to operate its business and may obtain credit, issue stock, incur debt, grant security interests and liens, and otherwise acquire and dispose of assets. The Reorganized Company shall be free of any restriction imposed by the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, other than the obligations set forth in this Plan.

         7.13 Board of Directors of the Reorganized Company. The Board of Directors of the Reorganized Company will consist of three directors, elected for the period ending one year after the Effective Date as follows:

                  (a) One director will be elected by a majority of the outstanding Class A Common Stock, voting as a single class;

                  (b) Two directors will each be elected by a majority of the outstanding New Preferred Stock and Class B Common Stock, voting together as a single class on an as-converted basis;

                  (c) William H. Welling will serve as director and chairman of the Board of Directors of the Reorganized Company holding that directorship reserved for election by holders of Class A Common Stock;

                  (d) William Boehlke and Anil Pillai, each a member of the Creditors' Committee, will serve as directors of the Reorganized Company holding those two directorships reserved for election by holders of New Preferred Stock and Class B Common Stock;

                  (e) The  Reorganized  Company will  indemnify the directors in
accordance  with  the  Reorganized   Company's   bylaws  and  standard  form  of
indemnification agreement.

         7.14 Conditions to Confirmation. In addition to any other conditions to Confirmation set forth in the Plan, Confirmation of the Plan is subject to the further conditions that the Bankruptcy Court shall have made the following findings and determinations at the Confirmation Hearing so that the Confirmation Order will include provisions:

                  (a) For Distributions of New Preferred Stock and New Common Stock, finding that, for purposes of Section 1145 of the Bankruptcy Code, (i) the New Preferred Stock and the New Common Stock to be distributed under the Plan are exempt from registration pursuant to the provisions of Section 1145 of the Bankruptcy Code, and (ii) the Debtor and the Reorganized Company are not underwriters pursuant to
Section 1145(b) of the Bankruptcy Code.

                  (b) Finding that (i) the provisions of 1125(e) of the Bankruptcy Code apply to the Plan and that the Plan contemplates the offer, issuance, sale, or purchase of a security of the Debtor under the Plan; (ii) the solicitation of acceptance or rejection of the Plan, and the participation in the offer, issuance, sale and purchase of securities offered and sold under the Plan, by the Debtor, the Reorganized Company, and their agents, employees, representatives, and attorneys, was in good faith and in compliance with the applicable provisions of the Bankruptcy Code; and (iii) as the result of such good faith and compliance with the applicable provisions of the Bankruptcy Code, neither the Debtor, the Reorganized Company, the Debtor's professionals, nor any of their agents, employees, representatives or attorneys, shall be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of the Plan or the offer, issuance, sale or purchase of securities; and

                  (c) Finding that Section 1146(c) of the Bankruptcy Code applies to the Distributions under the Plan and, as such, such Distributions may not be taxed under any law imposing a stamp tax or similar tax.

         7.15 Conditions to the Effective Date. It is a condition to the Effective Date of the Plan that:

                  (a) The Bankruptcy Court shall have entered the Confirmation Order, with appropriate findings, in form and substance acceptable to the Debtor;

                  (b) The  Confirmation  Order shall have become a Final  Order;
and

                  (c)  The   Confirmation   Order  shall  contain  the  findings
described in Section 7.14 above.

         7.16 Waiver of Conditions to Confirmation and Conditions to the Effective Date. The conditions to Confirmation set forth in Section 7.14 and the conditions to the Effective Date set forth in Section 7.15 above may be waived, at any time, in writing by the Debtor.

         7.17 Responsible Person.

                  (a) William H. Welling, the Debtor's Chairman and CEO will continue to be the Responsible Person and will receive his normal salary from and after the Effective Date. The Responsible Person may, in his discretion, employ such other persons as may be necessary to assist him in this Case. In the event that Welling is unable to serve as the Responsible Person, the Debtor's Board of Directors will appoint an individual to serve as the Responsible Person.

                  (b) The Responsible Person shall operate the business of the Reorganized Company in the ordinary course and in accordance with the provisions of this Plan. The Responsible Person, on behalf of the Reorganized Company, is authorized to liquidate assets of the Bankruptcy Estate not necessary to the continued operations of the Reorganized Company and/or abandon such assets as the Responsible Person determines to be burdensome or of inconsequential value to the Reorganized Company. The Responsible Person may enforce any claims and prosecute any causes of action in favor of the Bankruptcy Estate, including, without limitation, any actions under Sections 510, 542, 543, 544, 545, 547, 548 and 549 of the Bankruptcy Code.

                  (c) The Responsible Person may review and object to Claims and Interests, enter into compromises to allow and satisfy Disputed Claims and Disputed Interests and settle and liquidate any claim or cause of action that the Debtor may have against a third party.

                  (d) The Responsible Person is authorized to retain, employ and utilize such professionals as may be necessary without further approval of the Bankruptcy Court.

                  (e) The Responsible Person shall review and approve the Distribution amounts to Creditors and shall be responsible for making, or causing to be made, Distributions pursuant to the Plan.

                  (f) The Responsible Person shall do all things necessary and appropriate to assist the Debtor in fulfilling the duties and obligations of the Debtor under the Plan and fully administering the Bankruptcy Estate as required by the Plan, the Confirmation Order, the Bankruptcy Code and the Bankruptcy Rules.

                  (g) The Responsible Person shall be responsible for moving for the entry of a final decree in this case and preparing and filing status reports as may be required by the Bankruptcy

Court in connection with the final decree.

         7.18 Expedited Procedure for Compromise of Controversy, Sale or Abandonment. Subject to the notice procedures set forth in this Section, the Responsible Person is authorized to (i) enter into binding compromises to allow and satisfy Disputed Claims and Disputed Interests or settle and liquidate any claim or cause of action of the Debtor, (ii) sell assets, and/or (iii) abandon property of the Bankruptcy Estate which the Responsible Person determines to be burdensome or of inconsequential benefit to the Bankruptcy Estate. The Responsible Person shall mail written notice of any such compromise, disposition, or abandonment to the Committee and its counsel, the U.S. Trustee and those parties who have filed a written request that all notices be mailed to them. If no party serves on the Responsible Person and Debtor's counsel a written objection or demand for a hearing on the compromise, disposition, or abandonment within ten (10) days of mailing of such notice, the compromise, disposition or abandonment shall be effective, final and binding on all Creditors, Equity Security Holders, and other parties in interest in this Case without further approval or action by the Court. The time for serving written objections shall not be extended pursuant to Rule 9006(f) of the Bankruptcy Rules. If timely notice of an objection to the compromise, disposition or abandonment is served on the Responsible Person and Debtor's counsel, the Responsible Person shall (i) withdraw the proposed compromise, disposition or abandonment wherein it will be without force and effect, or (ii) move for the approval of the compromise, disposition or abandonment on notice to the Committee and its counsel, the U.S. Trustee and those parties who have filed a written request that all notices be mailed to them.

         7.19 Corporate Formalities. The Responsible Person is authorized on behalf of the Debtor to execute all instruments, agreements and documents and to take all action by the Debtor necessary to effectuate the provisions of the Plan without further action by the Debtor's board of directors or shareholders.

         7.20 Compensation and Reimbursement of Professionals. All professionals shall be entitled to payment of their post-Confirmation fees and reimbursement of expenses on a monthly basis. Professionals shall serve a detailed statement of unpaid fees and expenses on the Responsible Person. If there is no objection to the requested fees and expenses within ten (10) days of service by the professional, the Responsible Person shall pay the requested amount in full. If the Responsible Person objects to a portion of the fees or expenses submitted by any professional, the Responsible Person shall timely pay the undisputed portion of such fees and expenses and shall reserve monies in the amount of the disputed fees and expenses pending resolution of said objection by (i) written agreement between the party requesting such fees and expenses and the disputing party, or
(ii) resolution of the disputed amount by the Bankruptcy Court pursuant to a Final Order. Professionals shall not otherwise be required to file applications for Court approval of post-Confirmation fees and expenses.

         7.21 Amendment of Charter to Prohibit the Issuance of Non-Voting Equity Securities. Pursuant to the requirements of Section 1123(a)(6) of the Bankruptcy Code, the Certificate of Incorporation of the Debtor shall be, and it hereby is deemed amended as of the Effective Date to conform to the Bankruptcy Code provision which prohibits the issuance of non-voting equity securities and requires, among other things, the distribution of voting power equitably among the classes of voting securities.


         7.22 Further Orders. Upon ex parte motion by the Debtor after the Confirmation Date or the Reorganized Company after the Effective Date, the Court may enter such other and further orders as may be necessary or appropriate to instruct and direct the Debtor, the Reorganized Company, and others, and to facilitate the Distributions contemplated in the Plan.

                  8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1 Treatment of Executory Contracts and Unexpired Leases. The Debtor reserves the right to move the Bankruptcy Court prior to Confirmation for authority to assume, assume and assign, or reject, pursuant to Bankruptcy Code
Section 365, any and all contracts that are executory and leases that are unexpired.

         8.2 Assumption of Executory Contracts. On the Effective Date, the Reorganized Company shall assume those executory contracts listed on Exhibit "A" hereto and incorporated herein by reference.

         8.3 Effect of Assumption of Executory Contracts and Unexpired Leases. All executory contracts assumed pursuant to the Plan shall remain in full force and effect, be unimpaired by the Plan except as specifically modified by the Plan and the Confirmation Order, and be binding on the parties thereto.

         8.4 Adding and Removing Executory Contracts and Unexpired Leases. The provisions of this Article 8 may be amended, with appropriate notice to those parties in interest directly affected, at any time prior to the conclusion of the Confirmation Hearing, to add or remove executory contracts and unexpired leases to be assumed or rejected pursuant to the Plan.

         8.5 Default. Unless other treatment is agreed to between the parties to each assumed contract or lease, if there has been a default in an assumed executory contract or unexpired lease other than the kind specified in Section 365(b)(2) of the Bankruptcy Code, the Debtor shall, on or before the Effective Date, (a) cure, or provide adequate assurance that it will promptly cure, any such default, (b) compensate, or provide adequate assurance that it will promptly compensate, the other party to such contract or lease, for any actual pecuniary loss to such party resulting from such default, and (c) provide adequate assurance of future performance under such contract or lease. As Exhibit "A" indicates, there are no defaults concerning the executory contracts and unexpired leases to be assumed by the Debtor. Accordingly, no cure amount will be required to assume any of the above-described executory contracts and unexpired leases.

         8.6 Rejection of Executory Contracts and Unexpired Leases. Without admitting the validity of any other executory contract or unexpired lease, any executory contract or unexpired lease not expressly assumed under the Plan or otherwise assumed (and assigned, where applicable) pursuant to prior Bankruptcy Court order, shall be rejected as of the Effective Date, subject to Section 8.7.

         8.7 Treatment of Executory Contracts and Unexpired Leases. The Debtor reserves the right to apply to the Bankruptcy Court prior to Confirmation for authority to assume, assume and assign, or reject, pursuant to Bankruptcy Code
Section 365, any and all contracts that are executory and leases that are unexpired. Without admitting the validity of any other executory contracts and unexpired leases, all executory contracts and unexpired leases of the Debtor that are not (a) assumed or assumed and assigned prior to Confirmation, (b) the subject of a pending motion to assume or assume and assign filed prior to Confirmation, or (c) assumed or assumed and assigned pursuant to the terms of the Plan are hereby rejected by the Debtor as of the Effective Date. Confirmation of the Plan shall be deemed to constitute Bankruptcy Court approval of such rejection.

         8.8 Rejection Claims. Rejection Claims shall be classified as Class 5 Claims. Within thirty (30) days following the Effective Date, the holder of a Rejection Claim shall file with the Bankruptcy Court, and serve on the Debtor's counsel, a proof of Claim relative to such Rejection Claim or be forever barred from asserting any such Claim or receiving any Distribution on account of such Claim.

                         9. PROOFS OF CLAIM; OBJECTIONS

         9.1 Time for Filing Proofs of Claim. Proofs of Claim, when required, shall be filed with the Bankruptcy Court no later than the applicable Claims Bar Date or applicable Governmental Unit Claims Bar Date.

         9.2 Evidence of Claim. For purposes of any Distribution under the Plan, the Debtor and the Responsible Person shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Date. The Debtor, its professionals and the Responsible Person shall be entitled to recognize and deal for all purposes with only those claimholders of record stated on the claims docket maintained by the Bankruptcy Court, and if none, on the Debtor's Schedules, as may be amended in accordance with the Debtor's books and records.

         9.3 Time for Filing Objections. Any objection to any Claim or Interest shall be filed no later than ninety (90) days after the Effective Date.

         9.4 Disputed Claims; Reserve Accounts. Only Allowed Claims shall be entitled to a Distribution under the Plan. If appropriate, the Debtor shall maintain and administer a Disputed Claims Reserve Account. Cash payments attributable to Disputed Claims shall be maintained in the appropriate reserve account until such time as such Claim is allowed or disallowed pursuant to a Final Order. Shares of New Preferred Stock and Class B Common Stock attributable to a disputed Class 5 Claim shall be authorized and reserved, but will not be issued until such time as such Claim is allowed or disallowed pursuant to a Final Order.

         9.5 Distributions. Notwithstanding any provision of the Plan specifying a date or time for payment or Distributions of consideration hereunder, payments and Distributions in respect of any Claim that at such date or time is disputed, unliquidated or contingent, shall not be made until a Final Order with respect to an objection, estimation or valuation of such Claim is entered by the Bankruptcy

Court, whereupon appropriate payment and Distribution shall be made promptly in accordance with the Plan.

                            10. RESERVATION OF POWERS

         10.1 Nothing in the Plan shall be deemed to constitute a waiver of the powers of the Debtor as a debtor in possession under the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, and the Debtor shall retain after Confirmation and after the Effective Date, all powers granted by the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, including, without limitation, those with respect to Avoidance Claims, recovery of property and objections to, and/or subordination of, Claims and Interests.

                      11. PRESERVATION OF CLAIMS AND RIGHTS

         11.1 Confirmation of the Plan effects no settlement, compromise, waiver or release of any claim, cause of action or claim for relief unless the Plan or the Confirmation Order specifically and unambiguously so provides. The nondisclosure or nondiscussion of any particular claim, cause of action or claim for relief is not and shall not be construed as a settlement, compromise, waiver or release of any such claims, cause of action or claim for relief. The Debtor and the Reorganized Company reserve any and all claims (including, without limitation, Avoidance Claims) and rights against any and all third parties, whether such claims and rights arose before, on or after the Petition Date, the Confirmation Date, the Effective Date and/or the Distribution Date. The Debtor has offered licenses on some of its patents to a number of carriers some of whom are unsecured Creditors. These unsecured Creditors include AT&T Wireless, Pacific Bell, Sprint, Bell South, MCI-Worldcom and Verizon. To date, the Debtor has not had a definitive response from any of these carriers. The Debtor reserves the right to pursue related claims against these and other carriers.

                                   12. WAIVER

         12.1 After the entry of the Order of Confirmation by the Bankruptcy Court and except as otherwise specifically set forth in the Plan, any term of the Plan may be waived only by the party or parties entitled to the benefit of the term to be waived.

                          13. MODIFICATION OF THE PLAN

         13.1 The Debtor may propose amendments to or modifications of the Plan under Section

1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 at any time prior to the conclusion of the hearing on Confirmation of the Plan. After the Confirmation Date, the Debtor may modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019.

                          14. REQUEST FOR CONFIRMATION


         14.1 The Debtor, as proponent of the Plan, requests Confirmation of the Plan.

         14.2 In the event any impaired Class shall fail to accept this Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtor requests that the Bankruptcy Court confirm the Plan in accordance with the provisions of
Section 1129(b) of the Bankruptcy Code.

                          15. RETENTION OF JURISDICTION

         15.1 After Confirmation, the Bankruptcy Court shall retain and have all authority and jurisdiction as is allowed under the Bankruptcy Code and other applicable law to enforce the provisions, purposes, and intent of this Plan including, without limitation, matters or proceedings that relate to:

                  (a)  Allowance,   disallowance,   adjustment,   treatment,  or
liquidation of Claims and Interests and objections thereto;

                  (b) The assumption, assignment, or rejection of any executory contract or unexpired lease, or any agreement, lease, contract, sale, purchase, assignment, or other action taken with regard to property of the Debtor;

                  (c) The title, rights, or interests of the Debtor in any property including, without limitation, the recovery of all assets and property of the Debtor's Chapter 11 estate wherever located;

                  (d) Any right, power, action, or duty of the Debtor under this Plan;

                  (e) Any determination or estimation necessary or appropriate under Section 505 of the Bankruptcy Code or other determination or estimation relating to tax returns filed or to be filed by the Debtor for periods through the end of the fiscal year in which the Effective Date occurs, including, without limitation, the determination of the amount of taxes, net operating losses, tax attributes, tax benefits, tax refunds, and related matters of the Debtor;

                  (f) Requests for payment of Claims  entitled to priority under
Section 507(a) of the Bankruptcy Code, including compensation and reimbursement of expenses for professionals, to the extent Bankruptcy Court approval therefor is required under this Plan or the Confirmation Order;

                  (g) Resolution of controversies and disputes, including the correction of any mistake, defect, or omission regarding interpretation or enforcement of this Plan, the Confirmation Order, and any agreements referred to herein or executed in contemplation of or to implement this Plan;

                  (h) Implementation of the provisions of this Plan and entry of orders in aid of Confirmation of this Plan, including, without limitation, appropriate orders to protect the Debtor from actions by holders of Claims and Interests;

                  (i) Modification of this Plan pursuant to the Bankruptcy Code;

                  (j) Adjudication of any causes of action brought by the Debtor;

                  (k) The entry of an order, including injunctions, necessary to enforce the title, rights, and powers of the Debtor and the purposes and intent of this Plan, and to impose such limitations, restrictions, terms and conditions of such title, rights, and powers as the Court may deem necessary;

                  (l) Such other matters as may be provided under the Bankruptcy Code, this Plan, the Confirmation Order, or other applicable law; and

                  (m) Entry of a final decree closing this Chapter 11 Case, including provisions for injunctive relief as may be equitable, consistent with Bankruptcy Rule 3022.

                           16. EFFECT OF CONFIRMATION

         As of the Effective Date, the effect of Confirmation shall be as provided in Section 1141 of the Bankruptcy Code, and as follows:

         16.1 Binding Effect. The provisions of the confirmed Plan shall bind the Debtor, the Reorganized Company, any entity acquiring property under the Plan, every Creditor and every Equity Security Holder, whether or not the Claim or Interest of such Creditor or Equity Security Holder is impaired under the Plan and whether or not any such Creditor or Equity Security Holder has accepted the Plan.

         16.2 Vesting of Property. All property of the Debtor and the Bankruptcy Estate shall vest in the Reorganized Company subject to the terms of the Plan. The Reorganized Company shall succeed to and take into account all tax attributes of the Debtor and the Bankruptcy Estate. All property of the Debtor, the Reorganized Company, and the Bankruptcy Estate and all property vesting in the Reorganized Company shall be free and clear of any Claims, liens, and Interests of Creditors and Equity

Security Holders, except those Claims that are provided for under the Plan. Such vesting does not modify the nature of any contracts or leases assumed by the Debtor and/or the Reorganized Company, the title to leased property which is the subject of such leases, or the right, title and interest of any of the lessors under such leases, if any, in any such leased property.

         16.3 Discharge. The Debtor and the Reorganized Company shall be forever discharged from any and all debts that arose prior to the Confirmation Date, except any claims or obligations for which the Debtor or the Reorganized Company shall remain responsible pursuant to the provisions of the Plan.

         16.4 Injunction and Release. Except as expressly provided for in the Plan, on or after the Confirmation Date, subject to the occurrence of the Effective Date, every holder of a Claim or Interest shall be permanently enjoined from asserting against the Debtor, the Reorganized Company, the Creditors' Committee and their respective members in that capacity, the Officers and Directors of the Debtor in that capacity (the "Released Parties") and their respective assets and properties, any claim and/or cause of action now existing or hereafter arising based on any document, instrument, judgment, award, order, act, omission, transaction or other activity of any kind or nature relating to the Debtor during the Chapter 11 Case through the Confirmation Date, except by reason of their gross negligence or willful misconduct, and such claims are irrevocably waived, released and relinquished. In all respects, the Released Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         16.5 Termination of Stock Interests. Any and all rights of Equity Security Holders in the Debtor which existed on the Effective Date shall be cancelled and extinguished.

         16.6 Judgments Null and Void. Any judgment obtained before or after the Confirmation Date in any court other than the Bankruptcy Court shall be null and void as a determination of the liability of the Debtor or the Reorganized Company with respect to any debt discharged.

            17. CHAPTER 11 POST-CONFIRMATION REPORTS AND FINAL DECREE

         17.1 Post-Confirmation Reports. Not later than 90 days after entry of the Confirmation Order, the Debtor shall file a post-Confirmation status report, the purpose of which is to explain the progress made toward substantial consummation of the confirmed Plan. The report shall include a statement of receipts and disbursements, with the ending cash balance, for the entire 90 day period. The report shall also include information sufficiently comprehensive to enable the Court to determine (1) whether the Confirmation Order has become final; (2) whether deposits, if any, required by the Plan have been distributed; (3) whether any property proposed by the Plan to be transferred has been transferred; (4) whether the Debtor under the Plan has assumed the business or the management of the property dealt with by the Plan;
(5) whether the payments under the Plan have commenced; (6) whether accrued fees due to the U.S. Trustee under 28 U.S.C. ss. 1930(a)(6) have been paid; and (7) whether all motions, contested matters and adversary proceedings have been finally resolved. Further reports must be filed every 90 days thereafter until entry of a final decree, unless otherwise ordered by the Court.

         17.2 Service of Reports. A copy of each report shall be served, no later than the day upon which it is filed with the Court, upon the U.S. Trustee, the Committee and its counsel, and such other persons or entities as may request such reports in writing by special notice filed with the Court.

         17.3 Final Decree. After the Bankruptcy Estate is fully administered, the Debtor shall file an application for a final decree, and shall serve the application on the U.S. Trustee, together with a proposed final decree. The U.S. Trustee shall have twenty (20) days within which to object or otherwise comment upon the Court's entry of the final decree.

                                18. MISCELLANEOUS

         18.1 Headings. The headings contained in the Plan are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of the Plan.

         18.2 Singular/Plural. All references in the Plan to the singular shall be construed to include references to the plural and vice versa.

         18.3 Gender. All references in the Plan to any one of the masculine, feminine or neuter genders shall be deemed to include references to both other such genders.

         18.4 Revocation and Withdrawal. The Debtor reserves the right to revoke or withdraw this Plan at any time before the Confirmation Date. If the Debtor revokes or withdraws this Plan prior to the Confirmation Date, or if the Confirmation Date or Effective Date does not occur, then this Plan shall be deemed null and void. In such event, nothing contained herein or in the Disclosure Statement shall be deemed to constitute an admission of validity, waiver or release of any Interests in, or any

Claims by or against the Debtor or any other person or prejudice in any manner the rights of the Debtor or any person in any proceeding involving the Debtor.

         18.5 Notices. All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by first class mail, as follows:

                      If to the Debtor:       William H. Welling
                                              At Comm Corporation
                                              2041 Pioneer Court, Suite 204
                                              San Mateo, CA  94403

                      With copies to:         Janice M. Murray, Esq.
                                              Murray & Murray
                                              A Professional Corporation
                                              19330 Stevens Creek Blvd.
                                              Cupertino, CA 95014-2526

                      If to the Creditors'
                                Committee:    Richard Rogan, Esq.
                                              Jeffer Mangels Butler & Marmaro
                                              Two Embarcadero Center,
                                              Fifth Floor
                                              San Francisco, CA 94111-3824

                      If to the United
                      States Trustee:         Maggie McGee, Esq.
                                              Office of the U.S. Trustee
                                              250 Montgomery Street, Suite 1000
                                              San Francisco, CA 94104


and if to a holder of an Allowed Claim or Allowed Interest, at the address set forth in its proof of Claim or Interest filed with the Bankruptcy Court, or if none, at its address set forth in the Schedules or List of Equity Security Holders. Notices shall be deemed given when delivered or mailed. Any entity may change the address at which such entity is to receive notices under the Plan by sending written notice, pursuant to the provisions of this section, to the entity to be charged with knowledge of such change and filing such notice with the Bankruptcy Court.

         18.6 Reservation of Rights. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking by any party in interest of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest, and (b) until the Effective Date, be or be deemed to be a waiver of any rights any party in interest may have (i) against any other party in interest, or (ii) in any of the assets of any other party in interest, and, until the Effective Date, all such rights are specifically reserved. In the event that the Plan is not confirmed or fails to become effective, neither the Plan nor the Disclosure Statement nor any statement contained in the Plan or in the Disclosure Statement may be used or relied upon in any manner in any suit, action, proceeding or controversy within or without this Bankruptcy Case involving the Debtor, except with respect to Confirmation of the Plan.

         18.7 Computation of Time Periods. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included unless it is a Saturday, a Sunday, or a legal holiday, or, when the act to be done is the filing of a paper in the Bankruptcy Court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.

Dated: November 12, 2002                 AT COMM CORPORATION,
                                         a Delaware corporation

                                                Original Signed by
                                         By:
                                             -----------------------------------
                                             William H. Welling
                                             Chairman and CEO



MURRAY & MURRAY
A Professional Corporation

         Original Signed by
By:
    ------------------------------------
    Janice M. Murray
    Attorneys for Debtor

Assumption  of Executory  Contracts.  On the  Effective  Date,  the  Reorganized
Company shall assume the following executory contracts and unexpired leases:


Title                        Contract Description                Other Contracting Party      Contact                  Default/Cure
-----                        --------------------                -----------------------      -------                      Amount
                                                                                                                           ------
Consignment Agreement        Consignment Agreement               America II Eletronics, Inc.  James F. Magee, President     $0.00
                             dated June 27, 2001                 2600 118th Avenue South
                                                                 St. Petersburg, FL 33716

Patent License and           Patent License and Interference     Coral Systems, Inc.          William G. Brown, CFO         $0.00
Interference Settlement      Settlement Agreement dated          1500 Kansas Avenue
                             December 10, 1997                   Longmont, CO 80501
                             U.S. Patent # 5,345,595
                             Application# 08/367,972

Patent License and           Patent License and Interference     Lightbridge, Inc.            Parent Co. of Coral Systems   $0.00
Interference Settlement      Settlement Agreement dated          67 South Beford Street       Pamela D.A. Reeve, CEO
                             December 10, 1997                   Burlington, MA 01803
                             U.S. Patent # 5,345,595
                             Application# 08/367,972

License Agreement            License Agreement                   Emprix, Inc.                 Jeff Hotchkiss                $0.00
                                                                 Formerly Midnight Networks   President & CEO
                                                                 1430 Main Street
                                                                 Waltham, MA 02451

Trademark Agreement          Agreement re: HackerTracker         Moscom Corporation           Robert L. Boxer,              $0.00
                             Trademark dated 1995                3750 Monroe Avenue           Vice President
                                                                 Pittsford, NY 14534          Corporate Counsel

License and Distribution     License and Distribution Agreement  Natural Microsystems Corp.   John F. Kennedy, CFO          $0.00
Agreement                    dated December 24, 1997             100 Crossing Blvd.
                                                                 Framingham, MA 01702

Product Development and      Product Development and License     Viridien Technologies        Dan Sierra, President         $0.00
License Agreement            Agreement dated July 8, 1999        fka Network Masters, Inc.
                                                                 3 Lan Drive
                                                                 Westford, MA  01886



                                    EXHIBIT A
                                                                     Page 1 of 3


Title                        Contract Description              Other Contracting Party      Contact                  Default/Cure
-----                        --------------------              -----------------------      -------                      Amount
                                                                                                                         ------
License Agreement            License Agreement for             Netcom Systems                Mark Longstaffe             $0.00
                             ScriptCenter                      Spirent Communications
                                                               SmartBits
                                                               26750 Agoura Road
                                                               Calabasas, CA 91302

Lease Agreement              Lease Agreement dated             One Dow Court                 Ralph Sidore,               $0.00
                             August 1, 2001                    160 Dow Street                Property Manager
                                                               Manchester, NH 03101

Software License             Software License Agreement        Phase2 Networks Inc.          Gary Randall,               $0.00
Agreement                    dated March 1, 1999               4309 Emperor Blvd.,           Sales Executive
                                                               Suite 200
                                                               Durham, NC 27703

Software License             Software License Agreement        RADVision Inc.                Eugene Wolf,                $0.00
Agreement                    dated August 31, 1999             575 Corporate Drive,          President
                                                               Suite 420
                                                               Mahwah, NJ 07430

Software Agreement           Agreement dated July 21, 2000     Sapphire International        Richard Zboray,             $0.00
                                                               3060 Main Street              Vice President
                                                               Stratford, CT 06614


OEM Software                 OEM Software Distribution         Sybase, Inc.                  Glen Germanowski,           $0.00
Distribution Agreement       Agreement dated                   iAnywhere                     VP, Associate General
                             September 29, 2000                6475 Christie Avenue          Counsel
                                                               Emeryville, CA 94608

ISDN Source Code             ISDN Source Code License          Telesoft International, Inc.  Christopher A. Cox          $0.00
License Agreement            dated March 13, 1998              1001 Snowden Farm Road        VP, Marketing
                                                               Collierville, TN 38017



                                    EXHIBIT A
                                                                     Page 2 of 3



Title                        Contract Description                Other Contracting Party    Contact                  Default/Cure
-----                        --------------------                -----------------------    -------                      Amount
                                                                                                                         ------
License Agreement            License Agreement for Hammer        Teradyne, Inc.             George W. Chamillard         $0.00
                                                                 321 Harrison Avenue        Chairman & CEO
                                                                 Boston, MA 02118-2238      Mark Ivanov

Lease Agreement              Lease Agreement                     Wells Living Trust         Brett Weber                  $0.00
                             dated June 27, 2001                                            Cushman & Wakerfield
                                                                                            of Calif.
                                                                                            2050 Pioneer Court
                                                                                            San Mateo, CA 94403

Engineering and              Engineering and License             Voxtron Europe NV          Geert Van Compernolle        $0.00
License Agreement            Agreement dated August 31, 2000                                President
                                                                                            Hoogkamerstraat 42
                                                                                            9100 Sint-Niklaas, Belgium



                                    EXHIBIT A
                                                                     Page 3 of 3